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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of April 11, 1996 between ONCOGENE SCIENCE, INC., a Delaware corporation having a place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 (the "Company"), and DR. BARRY KATZ, who resides at 5609 Cascade Drive, Chapel Hill, North Carolina ("Dr. Katz").

                               W I T N E S S E T H:

         WHEREAS, concurrently with the execution hereof, MYCOsearch, Inc., a North Carolina corporation, is merging into Mycosearch Acquisition Corp. ("MYCOsearch"), a wholly-owned subsidiary of the Company; and

         WHEREAS, prior to and up to the date hereof Dr. Katz was employed by MYCOsearch, Inc.; and

         WHEREAS, the Company desires to engage Dr. Katz to perform services for the Company and any subsidiary or affiliate of the Company, and Dr. Katz desires to perform such services, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the Company and Dr. Katz, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. Term. The Company hereby employs Dr. Katz, and Dr. Katz hereby accepts such employment, upon the terms and conditions hereinafter set forth. Dr. Katz shall perform the duties required of him hereunder during the period commencing on the date hereof and ending on the third anniversary of the date hereof, provided, however, that on April 11, 1999, and on each April 11 thereafter, such period shall be automatically extended by one additional year unless at least 180 days prior to any such April 11 either party shall deliver to the other written notice that such
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period will not be extended, in which case this Agreement will terminate upon the expiration of the existing term of this Agreement, including any previous extension. The period during which Dr. Katz shall perform the services required of him hereunder (as same may be extended as provided in this Paragraph 1 or reduced as hereinafter provided) is hereinafter referred to as the "Employment Period."

         2.    Duties.

               (a) Subject to the terms and conditions of this Agreement, Dr. Katz shall serve, at the pleasure of the Chief Executive Officer of the Company, as Divisional Vice-President for Microbial Discovery for the Company. Dr. Katz shall report directly to, and shall be supervised by, the Vice-President, Pharmaceutical Operations of the Company. Dr. Katz shall also serve in such offices of any subsidiary or affiliate of the Company in accordance with the directions of the Board of Directors of the Company. In his capacity as Divisional Vice-President for Microbial Discovery for the Company, Dr. Katz shall perform for the Company, and any subsidiary or affiliate of the Company, such duties generally associated with such position as well as such other duties consistent with such positions as may be reasonably prescribed from time to time by the President of the Company.

               (b) Dr. Katz agrees to devote his full time to the performance of his duties hereunder, subject to the provisions of Paragraph 10(a) hereof.

               (c) Dr. Katz agrees not to become involved in any personal investment or business matters which may detract from the performance of his duties or otherwise adversely affect the Company or any subsidiary or affiliate of the Company; provided, however, that Dr. Katz may remain as an investor, directly or indirectly, in Avid Therapeutics Incorporated,


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NHC Laboratories, Inc. ("NHC"), or any successor entities thereto, and may serve as a director, consultant or advisor to NHC.

         3. Place of Performance. In connection with his employment by the Company, Dr. Katz shall be based at the offices of the Company's subsidiary, MYCOsearch, but shall also be available to travel, consistent with past practice, at such times and to such places as may be reasonably necessary in connection with the performance of his duties hereunder. In addition, the Company may not require Dr. Katz to relocate from the Raleigh/Durham, North Carolina area without his consent.

         4.    Compensation.

               (a) Base Salary. During the Employment Period, Dr. Katz shall receive a minimum base salary at the annual rate of $125,000 plus such other amounts, if any, as the Board of Directors of the Company, in its sole discretion, may from time to time determine. Dr. Katz's base salary shall be reviewed annually, provided, however, that in no event shall Dr. Katz's base salary be reduced below an annual rate of $125,000. Dr. Katz's salary shall be payable in bi-weekly installments or at such other frequency as the Company may from time to time determine for its senior managers as a group.

               (b) Incentive Compensation Plan. In addition to his base salary, Dr. Katz will participate in the discretionary Management Incentive Compensation Plan which is approved annually by the Board of Directors for so long as such plan, or any successor plan thereto, is in effect. The parties hereby acknowledge that the Board of Directors of the Company, in approving the terms of this Agreement, has also agreed to award Dr. Katz a performance bonus of not less than $20,000 for the first 12 months hereunder, such bonus to be paid on or about December 31, 1996.


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         5.    Stock Options.  Dr. Katz shall be eligible to receive stock options as the Board of Directors of the Company, or the Stock Option Committee of the Board of Directors, as the case may be, shall determine in its sole discretion.

         6. Expenses. During the Employment Period, Dr. Katz shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in performing services hereunder within the limits of authority which may be established from time to time by the Board of Directors, provided that Dr. Katz properly accounts for such expenses in accordance with Company policy.

         7.    Employee Benefits.

               (a) Vacation. Dr. Katz shall be entitled to 22 days paid vacation per calendar year which may be taken at such time or times as Dr. Katz may elect, subject to the reasonable needs of the Company's business. Dr. Katz shall also be entitled to all paid holidays given by the Company to its senior managers.

               (b) Other Benefits. Dr. Katz shall be entitled to participate in such term life insurance, basic medical, major medical, dental and other employee benefit plans established by the Company from time to time and generally made available to employees at levels similar to Dr. Katz's for which he meets the eligibility requirements, subject to the terms of such plans.

         8.    Termination.

               (a) The Company may terminate this Agreement at any time and for any reason whatsoever (or for no reason), by giving not less than 30 days' prior written notice to Dr. Katz. In the event this Agreement is terminated by the Company other than for a reason set forth in Paragraph 8(b) hereof, (i) Dr. Katz shall be entitled to receive his base salary and


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all benefits at the rate in effect on the date notice of termination is given
(the "Notice Date") through the effective date of such termination (the "Termination Date") and any bonus payment granted through such date which has not yet been paid and (ii) Dr. Katz shall continue to receive his base salary and all benefits at the rate in effect on the Notice Date (A) for the twelve months immediately succeeding the Termination Date if such termination takes place before the second anniversary of the effective date of this Agreement, (B) for six months immediately succeeding the Termination Date if such termination occurs after the second anniversary of the effective date of this Agreement.

               (b) Notwithstanding anything herein contained to the contrary, if after the date hereof and prior to the end of the Employment Period: (i) either (A) Dr. Katz shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder ("Disabled") for a period of 120 consecutive days or for an aggregate of 120 days within any period of twelve consecutive months, (B) Dr. Katz shall be convicted of a felony or other crime involving moral turpitude, (C) Dr. Katz shall commit any act or omit to take any action in bad faith and to the detriment of the Company or any subsidiary or affiliate of the Company, or (D) Dr. Katz shall breach any material term of this Agreement and fail to correct or take reasonable steps to correct such breach within 30 days after receiving written notice of the same from the chief executive officer of the Company and an opportunity to discuss any such breach with the chief executive office of the Company, then, and in each such case, the Company shall have the right to give notice of termination of Dr. Katz's services hereunder as of a date to be specified in such notice (which date may be the date such notice is given), and this Agreement shall terminate on the date so specified; or (ii) Dr. Katz shall


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die, then this Agreement shall terminate on the date of Dr. Katz's death. If this Agreement is terminated by the Company for any of the reasons set forth in this paragraph 8(b), Dr. Katz or his estate, as the case may be, shall be entitled to receive his base salary at the rate in effect on the date notice of termination is given or the date of Dr. Katz's death, as the case may be, to the date on which termination shall take effect and any bonus payment granted through such date which has not been paid; provided, however, that if Dr. Katz is disabled, the amount payable to Dr. Katz pursuant to this Paragraph 8(b) shall be reduced by an amount equal to the amounts, if any, to which he is entitled with respect to such period pursuant to any insurance or other plan established by the Company in which he is a participant.

               (c) In the event that the duties or responsibilities of Dr. Katz hereunder shall be materially modified without the express written consent of Dr. Katz, Dr. Katz shall have the right, but not the obligation, to terminate this Agreement immediately and the Company shall be required to pay his base salary, bonus and all benefits at the rate and for the period set forth in Paragraph 8(a) hereof.

         9.    Confidentiality.

               (a) Beginning on the date hereof, and at any time hereafter, Dr. Katz shall treat as confidential any proprietary, confidential or secret information relating to the business or interests of the Company or any subsidiary or affiliate of the Company, including, without limitation, the organizational structure, operations, business plans or technical projects of the Company or any subsidiary or affiliate of the Company, and any research data or results, know how, inventions, trade secrets, contracts, customer lists, process or other work products developed by or for the Company or any subsidiary or affiliate of the


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Company, whether on the premises of the Company or elsewhere ("Confidential
Information"). Dr. Katz shall not disclose, utilize or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services required of him under this Agreement, without the prior written consent of the Company. Notwithstanding the foregoing, the provisions of this Paragraph 9(a) shall not apply to any proprietary, confidential or secret information or other research data or results, inventions, trade secrets, customer lists or work products which are (i) publicly known under circumstances involving no breach of this Agreement, (ii) required by law to be disclosed by Dr. Katz, or (iii) lawfully and in good faith made available to Dr. Katz by a third party under no obligation of confidentiality with respect thereto.

               (b) Dr. Katz hereby agrees that any and all information, inventions and discoveries, whether or not patentable, that he conceives and/or creates during the Employment Period and any extensions thereof, and which are a direct or indirect result of work performed hereunder, shall be the sole and exclusive property of the Company. Dr. Katz hereby assigns to the Company any and all right, title and interest which he has or may acquire in the same. Dr. Katz further agrees that he will promptly execute any and all applications, assignments or other instruments which an officer of the Company or the Board of Directors of the Company shall reasonably deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said information, inventions and discoveries and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to said information, inventions, discoveries, patent applications and patents thereon. The Company will bear the cost of preparation of all such patent applications and assignments, and the cost of prosecution of all such


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patent applications in the United States patent office and in the patent offices of foreign countries.

               (c) All documents, records, apparatus, equipment and other physical property furnished to Dr. Katz by the Company or produced by Dr. Katz or others in connection with his employment shall be and remain the sole property of the Company. Dr. Katz will return and deliver such property to the Company as and when requested by the Company.

               (d) Dr. Katz agrees that the provisions of this Paragraph 9 shall survive the termination of his employment and of this Agreement.

         10.   Non-Competition.

               (a) Dr. Katz agrees that, during the period he is employed by the Company or any subsidiary or affiliate of the Company, under this Agreement or otherwise, except as expressly permitted herein, he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner or partner of, any other business or organization, whether or not such business or organization now is or shall then be competing with the Company or any parent, subsidiary or affiliate of the Company; provided, however, that Dr. Katz shall not be prohibited either from managing his own personal investments on his own personal time, so long as, subject to the final paragraph of this subparagraph 10(a), such activities do not (i) involve a business or organization which competes with the Company or any subsidiary or affiliate of the Company, (ii) interfere or conflict with the performance of his duties as an employee of the Company or any subsidiary or affiliate of the Company, (iii) otherwise result in a breach of any of the provisions of this Agreement.

               Dr. Katz further agrees that (y) if his employment with the Company is terminated by the Company pursuant to Paragraphs 8(a) or


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8(b)(i) hereof, or (z) Dr. Katz resigns or otherwise continually fails or unreasonably refuses to perform the services required of him under this Agreement other than as a result of a breach of this Agreement by the Company (which breach is not cured within thirty (30) days after receiving notice thereof), then during the two-year period commencing on the date he ceases to be employed by any of the Company or any subsidiary or affiliate of the Company, under this Agreement or otherwise, Dr. Katz shall not directly or indirectly compete with or be engaged in the same business as the Company or any subsidiary or affiliate of the Company, or be employed by, or act as consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any subsidiary or affiliate of the Company including, without limitation, the discovery, collection or sale of fungi or other similar natural products or the development, production or sale of any product relating to the diagnosis or treatment of human cancer, or the discovery of drugs which function through gene transcription or gene expression; provided, however, that if Dr. Katz's employment with the Company is terminated pursuant to Paragraphs 8(a) or 8(b)(i)(A) hereof, Dr. Katz's obligations pursuant to this sentence shall continue only so long as the Company pays Dr. Katz compensation at the same rate compensation was being paid to him pursuant to Paragraph 4 of this Agreement at the time of such termination.

                  Notwithstanding anything contained herein to the contrary, the provisions of this Paragraph 10(a) will not be deemed breached merely because
(A) Dr. Katz owns not more than 1% of the outstanding common stock of a corporation if, at the time of its acquisition by Dr. Katz, such


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stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange or (B) Dr. Katz remains an investor, directly or indirectly, in Avid Therapeutics Incorporated, NHC or any successor entities thereto, or serves as a director, consultant or adviser of NHC.

               (b) Dr. Katz agrees that for a period of two years from the termination of this Agreement he will not, directly or indirectly, employ or solicit the employment or engagement by others of any employees of, or consultants hired by, the Company, or any subsidiary or affiliate of the Company, without the prior written consent of the Company, unless such person ceased to be employed or engaged by the Company or its subsidiary or affiliate at least four (4) months prior to the solicitation.

               (c) The obligations of Dr. Katz pursuant to this Paragraph 10 shall survive the termination of this Agreement,

         11. Equitable Relief. Dr. Katz acknowledges that the restrictions contained in Paragraphs 9 and 10 of this Agreement are reasonable in view of the nature of the business in which the Company is engaged and the knowledge he will obtain concerning the Company's business (and the business of any subsidiary or affiliate of the Company), and that any breach of his obligations under Paragraphs 9 and 10 hereof will cause the Company irreparable harm for which the Company will have no adequate remedy at law. As a result, the Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Dr. Katz from committing or continuing any such violation, and Dr. Katz consents to such an injunction, restraining order or other equitable relief. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other


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remedy the Company may  have under this Agreement or otherwise at law or in equity.

         12. Representations and Warranties. Dr. Katz represents and warrants to the Company that (i) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Company and any subsidiary or affiliate of the Company hereunder, and (ii) he is under no physical or mental disability that would hinder the performance by him of his duties under this Agreement.

         13. Assignment. Under no circumstances shall Dr. Katz assign, pledge or otherwise dispose of any of his rights or obligations under this Agreement, and any such attempted assignment, pledge or disposition shall be void and shall, at the Company's option, relieve the Company of all its obligations under this Agreement. The Company may assign any of its rights or obligations under this Agreement to any parent, subsidiary, affiliate or successor, but shall remain liable in the case of any assignment to a parent or subsidiary.

         14. Entire Agreement. This Agreement represents the entire agreement between the Company and Dr. Katz with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

         15. Waivers. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of


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the right to enforce such provision or any other provision on any subsequent occasion.

         16. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent or discharge is sought.

         17.   Severability.

               (a) any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof.

               (b) any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict or any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein, and such


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provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         19. Notices. Any notice or other communication required or permitted by this Agreement shall be in writing and personally delivered or mailed by certified mail, return receipt requested, addressed to the parties at their addresses set forth above, or to such other addresses as one party may specify to the other party, from time to time, in writing. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         20. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            ONCOGENE SCIENCE, INC.


                                       By:  /s/ COLIN GODDARD
                                            ------------------------------------



                                      /s/ BARRY KATZ
                                      ------------------------------------------
                                      Dr. Barry Katz


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